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                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION


                          REGISTRATION RIGHTS AGREEMENT


                                  by and among


                    SOLO CUP COMPANY, A DELAWARE CORPORATION

                                       and

                   THE GUARANTORS LISTED ON SCHEDULE A HERETO


                                       and


                         BANC OF AMERICA SECURITIES LLC
                          CITIGROUP GLOBAL MARKETS INC.
                              HARRIS NESBITT CORP.
                              ABN AMRO INCORPORATED
                            RABO-SECURITIES USA, INC.
                       TOKYO-MITSUBISHI INTERNATIONAL PLC


                          Dated as of February 27, 2004

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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of February 27, 2004, by and among Solo Cup Company, a Delaware corporation (the "Company"), the Guarantors listed on Schedule A hereto, if any, and any Guarantors which may from time to time become party hereto, if any, by executing a Registration Rights Joinder Agreement, a form of which is attached a Exhibit A hereto (collectively, the "Guarantors"), and Banc of America Securities LLC, Citigroup Global Markets Inc., Harris Nesbitt Corp., ABN AMRO Incorporated, Rabo-Securities USA, Inc. and Tokyo-Mitsubishi International plc (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 8 1/2% Senior Subordinated Notes due 2014 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated as of February 12, 2004 (the "Purchase Agreement"), by and among the Company, the Solo Guarantors (as defined therein) and the Initial Purchasers (i) for the benefit of each Initial Purchaser and (ii) for the benefit of the holders from time to time of the Notes (including each Initial Purchaser). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition (as set forth in Section 5(h) of the Purchase Agreement) to the obligations of the Initial Purchasers to pay for and purchase Securities (as defined in the Purchase Agreement) set forth in Section 2 of the Purchase Agreement.

     The parties hereby agree as follows:

     SECTION 1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

     BUSINESS DAY: Any day except a Saturday, Sunday or other day that in the City of New York, or in the city of the corporate trust office of the Trustee, banks are authorized to close.

     BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

     CLOSING DATE: The date of this Agreement.

     COMMISSION: The Securities and Exchange Commission.

     CONSUMMATE: A registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

     EFFECTIVENESS TARGET DATE: As defined in Section 5 hereof.

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     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     EXCHANGE NOTES: The 8 1/2% Senior Subordinated Notes due 2014, of the same series under the Indenture as the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

     EXCHANGE OFFER: The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Initial Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

     HOLDERS: As defined in Section 2(b) hereof.

     INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

     INDENTURE: The Indenture, dated as of February 27, 2004, among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     INITIAL NOTES: As defined in the preamble hereto.

     INITIAL PLACEMENT: The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

     INITIAL PURCHASER: As defined in the preamble hereto.

     INTEREST PAYMENT DATE: As defined in the Indenture and the Notes.

     LIQUIDATED DAMAGES: As defined in Section 5 hereof.

     LIQUIDATED DAMAGES PAYMENT DATE: With respect to the Initial Notes, each Interest Payment Date.

     NASD: National Association of Securities Dealers, Inc.

     NOTES: The Initial Notes and the Exchange Notes.

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     PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     REGISTRATION DEFAULT: As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, which is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SHELF FILING DEADLINE: As defined in Section 4 hereof.

     SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

     TRANSFER RESTRICTED SECURITIES: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged by a person other than a Broker-Dealer in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (c) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or similar provisions then in effect) and (e) the date such Initial Note ceases to be outstanding.

     TRUST INDENTURE ACT: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb) as in effect on the date of the Indenture.

     UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT.

     (a) TRANSFER RESTRICTED SECURITIES. The securities subject to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

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     SECTION 3. REGISTERED EXCHANGE OFFER.

     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 120 days after the Closing Date, (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective on or prior to 210 days after the Closing Date, (iii) in connection with the foregoing, use their commercially reasonable efforts (A) to file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) to file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) to cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation, foreign limited liability company or other foreign entity where it is not then so qualified or take any action that would subject it to taxation or require it to file a general consent to service for process in any jurisdiction where it is not then so subject; and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) below.

     (b) The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated as soon as reasonably practicable after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the Exchange Offer Registration Statement has become effective.

     (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained

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in the Exchange Offer Registration Statement. Such "Plan of Distribution"
section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

     Subject to Section 6(d) hereof, the Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and
(ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; PROVIDED, HOWEVER, that any such Broker-Dealer desiring the Company and the Guarantors to keep the Exchange Offer Registration Statement continuously effective shall notify the Company in writing that such Broker-Dealer acquired Transfer Restricted Securities (other than from the Company or any Affiliate of the Company) as a result of market-making or other similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or other disposition of the Exchange Notes.

     The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

     SECTION 4. SHELF REGISTRATION.

     (a) SHELF REGISTRATION. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iii) any Holder of Transfer Restricted Securities shall notify the Company in writing prior to the 20th day following the consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer,
(B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall:

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), as soon as practicable but

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     in any event on or prior to 90 days after the filing obligation arises
     (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for the resale of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after such filing obligation arises (but in no event earlier than the Company's and the Guarantors' obligation with respect to the Exchange Offer Registration Statement).

     Subject to Section 6(d) hereof, the Company and the Guarantors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) with respect to the Transfer Restricted Securities or (ii) such shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request, including the information specified in Item 507 or 508 of Regulation S-K as applicable of the Securities Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information (it being understood that Liquidated Damages shall not accrue for the benefit of any Holder until such Holder provides such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     By acquiring the Initial Notes or the Exchange Notes, each Holder agrees to provide the indemnity set forth in Section 8(b) hereof with respect to the information such Holder furnishes to the Company in writing expressly for use in any Shelf Registration Statement.

     SECTION 5. LIQUIDATED DAMAGES. If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer

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Registration Statement or (iv) any Registration Statement required by this
Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the periods specified in this Agreement for effectiveness without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective; PROVIDED, THAT, with respect to a Registration Statement that the Company and the Guarantors are required to keep effective pursuant to Section 3(c) or Section 4 hereof, the Company may suspend such Registration Statement pursuant to Section 6(d) hereof without such suspension giving rise to a Registration Default (as defined below), so long as (A) the Company does not suspend the Shelf Registration Statement more than twice in any consecutive twelve-month period,
(B) no such suspension exceeds 60 days and (C) such suspensions do not exceed 90 days in the aggregate in any consecutive twelve-month period (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities liquidated damages ("Liquidated Damages") in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Transfer Restricted Securities held by such Holder during the 90-day period immediately following the occurrence of any Registration Default, which amount shall increase by an additional one-quarter of one percent (0.25%) per annum at the end of each subsequent 90-day period, until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.00% per annum; PROVIDED that the Company shall in no event be required to pay Liquidated Damages with respect to more than one Registration Default at any given time. Following the cure of all Registration Defaults relating to any particular Notes, the Liquidated Damages payable with respect to such Notes will cease; PROVIDED, HOWEVER, that, if after any cessation, a different Registration Default exists or occurs, Liquidated Damages shall again accrued and be paid as provided in the immediately preceding sentence with respect to the relevant Transfer Restricted Securities unless and until the different Registration Default has been cured.

     All Liquidated Damages accrued pursuant to this Section 5 shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

     SECTION 6. REGISTRATION PROCEDURES.

     (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of
Section 6(c) and (d) below, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i) If in the reasonable opinion of counsel to the Company there is a serious question as to whether the Exchange Offer is permitted by applicable law or Commission policy, the Company and the Guarantors hereby agree to seek a no-action letter or other

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     favorable decision from the Commission allowing the Company and the
     Guarantors to Consummate an Exchange Offer for such Initial Notes. The Company and the Guarantors each hereby agrees to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to effect a change of Commission policy or otherwise obtain such no-action letter or other favorable decision. The Company and the Guarantors each hereby agrees, however, to
     (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, (D) it is not acting on behalf of any person who could not truthfully make the foregoing representations and (E) such other representations as may be necessary under applicable Commission rules, regulations or interpretations. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company or any affiliate of the Company.

     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) and (d) below and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will as

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expeditiously as possible prepare and file with the Commission a Registration
Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Company and the Guarantors shall:

          (i) Subject to Section 6(d), use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause
     (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be reasonably necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) with respect to a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the

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     Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (it being understood that in the case of clause (D), only the existence of the fact or event must be disclosed, and the nature of the fact or event may be kept confidential for such period as required for BONA FIDE business reasons). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish without charge to Banc of America Securities LLC (in its capacity as representative of the Initial Purchasers), each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of three Business Days, and the Company and any Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

          (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to Banc of America Securities LLC (in its capacity as representative of the Initial Purchasers), each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company's representatives available and representatives of the Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi) with respect to a Shelf Registration Statement, make available during reasonable business hours in the offices where such records are normally maintained, for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all relevant financial and other records, pertinent corporate documents and documents relating to relevant properties of the Company and the Guarantors as may be reasonably necessary for them to conduct a customary due diligence review subject to appropriate confidentiality agreements and cause the Company's and the Guarantors' officers, directors and employees to supply all information that is (a) reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement, or any post-effective amendment thereto, subsequent to the filing thereof and prior to its effectiveness and (b) customarily furnished in transactions of the type contemplated by such Registration Statement;

          (vii) with respect to a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly include, through incorporation by reference or otherwise, in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated by the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered thereby or the underwriter(s), if any;

          (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) with respect to a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) in the case of a Shelf Registration Statement, upon request of Holders who collectively hold an aggregate principal amount of Transfer Restricted Securities in excess of 25% of the outstanding principal amount of Transfer Restricted Securities (the "Requesting Holders"), enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement containing customary terms), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, which Agreements shall contain customary terms and be in customary form, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement, and whether or not an underlying agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

               (A) upon the reasonable request of any Requesting Holder, furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of effectiveness of the
               Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters, to the extent applicable, set forth in paragraphs (i), (ii), (iii) and (iv) of Section 5 (e) of the Purchase Agreement;

                    (2) an opinion, dated the date of effectiveness of the Shelf
               Registration Statement, of counsel for the Company and the Guarantors, covering the matters customarily covered in such opinions, which shall be reasonably satisfactory to the underwriters, if any, and Requesting Holders; and

                    (3) customary comfort letters, dated as of the date of
               effectiveness of the Shelf Registration Statement, from (i) the Company's independent accountants and (ii) the independent accountants of any other Person for which financial statements are included in or incorporated by reference into such Shelf Registration Statement or the related Prospectus, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any reasonable and customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (xi).

          If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

          (xiii) issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xiv) cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and, in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xv) use their commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

          (xvi) subject to Section 6(d) hereof, if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary (as defined in the Indenture);

          (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their commercially reasonable efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xix) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate with, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and cause the Guarantors to execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company and the Guarantors are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any.

          (d) RESTRICTIONS ON HOLDER. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice referred to in Section 6(c)(iii)(C), any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) or any notice from the Company of its determination, in its reasonable judgment, that the continued effectiveness and use of the Registration Statement and the Prospectus included therein would require the disclosure of confidential information or interfere with any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of the Guarantors hereof (in each case, a "Suspension Notice," it being understood that a Suspension Notice may disclose only the existence of the fact or event and need not disclose the nature of the fact or event, which may be kept confidential for such period as may reasonably be required for BONA FIDE business reasons), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or (ii) such Holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) if so directed by the Company, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days in the period from and including the date of the delivery of the Suspension Notice to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; however, except as otherwise provided in Section 5 hereof, no such extension shall be taken into account in determining whether Liquidated Damages are due pursuant to Section 5 hereof or the amount of such Liquidated Damages.

     SECTION 7. REGISTRATION EXPENSES.

     (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company, the Guarantors or other Person (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared. Each Holder shall pay all expenses of its counsel, except as provided in this paragraph (b), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement.

     SECTION 8. INDEMNIFICATION.

     (a) The Company agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause
(ii) being hereinafter referred to as a "Controlling Person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Controlling Person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities or expenses (including without limitation, reimbursement of all costs reasonably incurred in investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by, based upon, arising out of or in connection with an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein PROVIDED, HOWEVER, that neither the Company nor any Guarantor will be liable to any Initial Purchaser,

Indemnified Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, Indemnified Holder (in its capacity as Holder), or underwriter, as the case may be, sold Transfer Restricted Securities to a Person to whom such Initial Purchaser, Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, failed to send or give, at or prior to the written confirmation of sale of such Transfer Restricted Securities, a copy of the final Prospectus (as amended or supplemented), if the Company or any Guarantor has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution of the final Prospectus in a timely manner) to such Initial Purchaser, Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, and the loss, liability, claim, damage or expense of such Initial Purchaser, Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, resulted form an untrue statement of alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such Controlling Person) shall promptly notify the Company and the Guarantors in writing (PROVIDED, that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement except to the extent that the Company or any Guarantor is prejudiced as a result of such failure).

     The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnified Holder.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors and officers who sign a Registration Statement, and each person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, or any Guarantor and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the indemnity from the Company and the Guarantors to each of the Indemnified Holders set forth in Section 8(a), but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their directors or officers or any such Controlling Person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and/or the Guarantors and the Company, the Guarantors or their directors or officers or such Controlling Person shall have the rights and duties given to each Holder by Section 8(a).

     (c) In case any such action is brought against any indemnified party under this Section 8 and such indemnified party seeks or intends to seek indemnity from an indemnifying party under this Section 8, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving from such indemnified party the notice required pursuant Section 8(a), to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnified party and the indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next proceeding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall, to the extent required by subsection (a) or subsection (b), as applicable, of this
Section 8, be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum, less any discount received by the

Initial Purchasers in the Initial Placement), the amount of Liquidated Damages which does not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities or expenses, and such Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section 8, no Holder (and its related Indemnified Holders) shall be liable, in the aggregate, for any amount in excess of the discount granted or the commission paid by the Company as set forth in the Purchase Agreement with respect to the Initial Notes held by such Holder, or in the case of a Holder of Exchange Notes, the Initial Notes exchanged for such Exchange Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

     SECTION 9. RULE 144A. The Company and the Guarantors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     SECTION 11. SELECTION OF UNDERWRITERS. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 12. MISCELLANEOUS.

     (a) REMEDIES. The Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) ADJUSTMENTS AFFECTING THE NOTES. The Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

     (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company or the Guarantors:

                    Solo Cup Company
                    1700 Old Deerfield Road
                    Highland Park, IL 60035

                    Facsimile: (847) 831-5849
                    Attention: Chief Financial Officer


                    With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    333 West Wacker Drive
                    Chicago, IL 60606

                    Facsimile: (312) 407-0411
                    Attention: Brian W. Duwe, Esq.


          (iii) if to the Initial Purchasers:

                    Banc of America Securities LLC
                    9 West 57th Street
                    New York, NY 10019

                    Facsimile: (212) 583-8567
                    Attention: Legal Department

                    With a copy to:

                    Shearman & Sterling LLP
                    599 Lexington Avenue
                    New York, NY 10022

                    Facsimile: (212) 848-7079
                    Attention: Rohan S. Weerasinghe, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or sent via facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder PROVIDED, FURTHER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             SOLO CUP COMPANY, a Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Executive Vice President and Chief
                                         Financial Officer


                             SOLO CUP COMPANY, an Illinois corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Executive Vice President and Chief
                                         Financial Officer


                             SOLO MANAGEMENT COMPANY, an Illinois
                                  corporation


                               By:/s/ Ronald L. Whaley
                                  ----------------------------------------------
                                  Name:  Ronald L. Whaley
                                  Title: Chief Financial Officer


                             P.R. SOLO CUP, INC., an Illinois corporation


                               By:/s/ Ronald L. Whaley
                                  ----------------------------------------------
                                  Name:  Ronald L. Whaley
                                  Title: Chief Financial Officer, Executive
                                         Vice President, Treasurer and
                                         Assistant Secretary

                             SOLO TEXAS, LLC, a Texas limited liability
                                  company


                               By:/s/ Kathleen C. Wolf
                                  ----------------------------------------------
                                  Name:  Kathleen C. Wolf
                                  Title: Executive Vice President and
                                         Assistant Secretary


                             SF HOLDINGS GROUP, INC. a Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Secretary


                             SWEETHEART HOLDINGS INC., a Delaware
                                  corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Chief Financial Officer, Executive
                                         Vice President and Treasurer


                             SWEETHEART CUP COMPANY INC., a
                                  Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Chief Financial Officer, Executive
                                         Vice President and Treasurer

                             LILY CANADA HOLDING CORPORATION, a
                                  Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Chief Financial Officer, Executive
                                         Vice President and Treasurer


                             CUPCORP, INC., a Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Vice President, Secretary and
                                         Treasurer


                             EMERALD LADY INC., a Delaware corporation


                               By:/s/ Susan H. Marks
                                  ----------------------------------------------
                                  Name:  Susan H. Marks
                                  Title: Vice President, Secretary and
                                         Treasurer


                             NEWCUP, LLC, a Delaware limited liability
                                  company


                               By:/s/ Ronald L. Whaley
                                  ----------------------------------------------
                                  Name:  Ronald L. Whaley
                                  Title: Manager

          The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:


BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
HARRIS NESBITT CORP.
ABN AMRO INCORPORATED
RABO-SECURITIES USA, INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC


By: Banc of America Securities LLC


By:/s/ James G. Rose, Jr.
   ---------------------------------------
   Managing Director

                                   SCHEDULE A

              GUARANTOR                             JURISDICTION OF ORGANIZATION
              ---------                             ----------------------------
Solo Cup Company                             Illinois
Solo Management Company                      Illinois
P.R. SOLO CUP, INC.                          Illinois
SOLO TEXAS, LLC                              Texas
SF Holdings Group, Inc.                      Delaware
Sweetheart Holdings Inc.                     Delaware
Sweetheart Cup Company Inc.                  Delaware
Lily Canada Holding Corporation              Delaware
Cupcorp, Inc.                                Delaware
EMERALD LADY INC.                            Delaware
Newcup, LLC                                  Delaware

                                    EXHIBIT A

                           [FORM OF JOINDER AGREEMENT]

                                Solo Cup Company

                                JOINDER AGREEMENT

                         (Registration Rights Agreement)

          The undersigned hereby joins that certain Registration Rights Agreement, dated as of February 27, 2004, by and among Solo Cup Company and Banc of America Securities LLC, Citigroup Global Markets Inc., Harris Nesbitt Corp., ABN AMRO Incorporated, Rabo Securities USA, Inc. and Tokyo-Mitsubishi International plc.

          From and after the date hereof, the undersigned shall be deemed to be a Guarantor under the Registration Rights Agreement and shall be bound by the terms thereof in such capacity and to the same extent as if it was an original party thereto.

          Unless otherwise provided in this Joinder, capitalized terms shall have the meaning set forth in the Registration Rights Agreement.

          In witness whereof, the parties hereto have each caused this Joinder Agreement to be duly executed and delivered as of [THE TRANSACTIONS COMPLETION DATE], 2004.


                                                     Guarantor


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title: